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EXHIBIT 99   PRESS RELEASE


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FOR IMMEDIATE RELEASE                                  FOR MORE INFORMATION
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   August 25, 1997                                         Lillian Kilroy
                                                            410-576-2833


                        PROVIDENT BANKSHARES CORPORATION
                            COMPLETES ACQUISITION OF
                      FIRST CITIZENS FINANCIAL CORPORATION


     BALTIMORE, August 25, 1997 -- On Aug. 22, Provident Bankshares Corporation,

the parent of Provident Bank of Maryland, completed its acquisition of First

Citizens Financial Corporation, the parent of Citizens Savings Bank, F.S.B.

The stock transaction was valued at $120,821,580.  Each share of First Citizens

Common Stock was exchanged for .7665 shares of Provident Common Stock.

     All Citizens Savings Bank offices will become part of the Provident branch system and current branch and business banking staff will remain in place after the acquisition.  On Nov. 1, Citizens deposit accounts will be converted to

Provident accounts, new branch signage will be installed, and former Citizens offices will begin offering Provident's expanded product lines.  Changes will be kept to minimum and a smooth transition is expected for Citizens' customers.

     "Provident and Citizens share a similar operating philosophy and commitment to the community," said Carl Stearn, Provident Bank Chairman and CEO.  "We believe the union of our two banks, both with long histories of serving

Maryland, will benefit our customers and employees."


                                       - more -

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Provident Bank
Aug. 25, 1997


     Herbert Jorgensen, Chairman and CEO of First Citizens and Enos Fry,

President of First Citizens, have become directors of Provident.  Fry has also joined Provident's management team as Group Manager, Southern Maryland.

     The combined company is the second largest independent commercial bank headquartered in Maryland and has the seventh largest deposit market share in the state.  With the addition of the Citizens franchise, Provident Bank of

Maryland has $3.7 billion in assets and operates 64 branch offices, including

13 in-store locations.  A full-service commercial bank based in Baltimore for more than 110 years, Provident serves seven Maryland counties, as well as

Baltimore City and southern York County, Pa.

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